EXHIBIT 1


                             JOINT FILING AGREEMENT

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated:  January 18, 2002
                                        WISCONSIN UNITED FOR HEALTH
                                        FOUNDATION, INC.



                                        By: /s/ David Meissner
                                           -------------------------------------
                                           David Meissner, Vice President

                                        COBALT CORPORATION



                                        By: /s/ Thomas R. Hefty
                                           -------------------------------------
                                           Thomas R. Hefty
                                           Chief Executive Officer

                                        BLUE CROSS & BLUE SHIELD UNITED
                                        OF WISCONSIN



                                        By:  /s/ Stephen E. Bablitch
                                           -------------------------------------
                                           Stephen E. Bablitch
                                           Senior Vice President and
                                           General Counsel


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